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                                  EXHIBIT 99.02

NEWS RELEASE
      [GST TELECOMMUNICATIONS LOGO]

FOR IMMEDIATE RELEASE                                               MAY 24, 2000


              GST TELECOMMUNICATIONS POSTPONES JUNE 8, 2000 ANNUAL
                             SHAREHOLDERS' MEETING

(VANCOUVER, Wash.) GST Telecommunications, Inc. (Nasdaq: GSTXQ) today announced that it has obtained an order of the Ontario Superior Court under the Companies' Creditors Arrangement Act (Canada) recognizing the Chapter 11 proceedings initiated by the Company in the U.S. As a result of these proceedings, the Company will defer its annual shareholders' meeting and hold the meeting in the course of the Company's restructuring.

GST Telecommunications, Inc., an Integrated Communications Provider (ICP) headquartered in Vancouver, Wash., provides a broad range of integrated telecommunications products and services including enhanced data and Internet services and comprehensive voice services throughout the United States, with a significant presence in California and the West. Facilities-based GST continues to focus on its western regional strategy by anchoring its next generation networks in local markets and connecting them via long haul fiber networks. Visit GST's Web site at www.gstcorp.com.


For more information, please contact:
GST Telecommunications
Investor and Public Relations
(800) 667-4366

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